Exhibit (a)(2)

                             ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                        MUNIYIELD ARIZONA FUND II, INC.



      MUNIYIELD ARIZONA FUND II, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation are hereby amended by these Articles of Amendment by striking out Article II of the Articles of Incorporation in its entirety and inserting in lieu thereof the following:

                                  "ARTICLE II
                                      NAME

      The name of the Corporation is MuniYield Arizona Fund, Inc. (the "Corporation")."

      SECOND:     The  foregoing  amendment  was  duly  advised,  adopted  and approved by the Board of Directors, and was duly approved and adopted by the stockholders of the Corporation.

      THIRD:      The  remaining  Articles of the  charter of the  Corporation shall remain in full force and effect.

      FOURTH:     The  authorized  capital  stock of the  Corporation  has not been increased by these Articles of Amendment.

      The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, MUNIYIELD ARIZONA FUND II, INC., has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, a duly authorized officer of the Corporation and attested by its Secretary as of the 17th day of April, 1995.



                                       MUNIYIELD ARIZONA FUND II, INC.


                                       ---------------------------------






Attest:



--------------------------
Mark B. Goldfus, Secretary

                      CHANGES OF ADDRESS OF RESIDENT AGENT

The Corporation Trust Incorporated hereby submits the following for the purpose of changing the address of the resident agent for the business entities on the attached list:

1. The name of the resident agent is The Corporation Trust Incorporated.

2. The old address of the resident agent is:

            32 South Street
            Baltimore, Maryland  21202

3. The new address of the resident agent is:

            300 East Lombard Street
            Baltimore, Maryland  21202

4. Notice of the above changes are being sent to the business entities on the attached list.

5. The above changes are effective when this document is filed with the Department of Assessments and Taxation.



--------------------
Kenneth J. Uva
Assistant Secretary